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                                                                    Exhibit 3.25



                                 EXHIBIT 6.2(a)

                                     BYLAWS

                                       OF

                          GOLDEN VALLEY DAIRY PRODUCTS

                              AS OF APRIL 29, 1997

                                   ARTICLE I

                              PURPOSES AND POWERS

     Section 1.01 SPECIFICATION IN ARTICLES OF INCORPORATION. The purposes for which this Association is formed and the powers which it may exercise are set forth in the Articles of Incorporation of the Association, and this Association shall have all powers and rights provided for under the General Corporation Laws of the State of California, except where such provisions are in conflict with or inconsistent with the express provisions of Chapter 1 of Division 20 of the Food and Agricultural Code of the State of California.


                                   ARTICLE II

                                    OFFICES

     Section 2.01 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Association is located at 1025 East Bardsley Avenue, Tulare, County of Tulare, State of California. The Board of Directors is hereby granted full power and authority to change said office from one location to another in said County. Any such change shall be noted on the Bylaws by the Secretary, opposite this Section, or this Section may be amended to state the new location.

     Section 2.02 OTHER OFFICES. Branch or subordinated offices may at any time be established by the Board of Directors at any place or places where the Association is qualified to do business.

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                                  ARTICLE III

                                  DEFINITIONS

     Section 3.01 TERMS USED IN BYLAWS. As used in these Bylaws:

     (a)  The term "Association" means GOLDEN VALLEY DAIRY PRODUCTS.

     (b)  The term "Board" means the Board of Directors of the Association.

     (c) The term "Cooperative Marketing Law" means the provisions of Chapter 1 of Division 20 of the Food and Agricultural Code of the State of California, any amendments thereto, substitutions therefor, or continuances thereof.

     (d) The term "Nonprofit Cooperative Association" means any such association organized and existing under the Cooperative Marketing Law, or similar laws of any state other than the State of California, and complying with the requirements of the Capper-Volstead Act.

     (e) The term "Articles of Incorporation" includes amendments and means the Articles of Incorporation of the Association as last amended.

     (f) The term "Products" means processed dairy products and other agricultural products produced and manufactured by any Member to the extent that the Membership Agreement between the Association and such Member provides for the delivery thereof by the Member to the Association for marketing.

     (g) The term "Member" means any Nonprofit Cooperative Association which is a party to an effective Membership and Supply and Marketing Agreement ("Membership Agreement") with this Association executed in pursuance of Section
4.06 of these Bylaws.

     (h) The term "Membership Capital Fund" means capital funds established pursuant to Article XII of these Bylaws.


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                                   ARTICLE IV

                                    MEMBERS

     Section 4.01 QUALIFICATIONS. Any Nonprofit Cooperative Association engaged in the production of any Product which is to be handled by or through the Association or which uses or employs any service or facility offered by the Association shall be eligible for membership in the Association.

     Section 4.02 APPLICATION FOR MEMBERSHIP. Any Nonprofit Cooperative Association eligible for and desiring membership in this Association shall file with such officer or membership committee as the Board may designate a written application for admission, in such form and containing such information as the Board shall prescribe; provided, however, that the making or filing of such application may be waived by the Board or by any officer or officers or membership committee to whom the Board has delegated power to accept applications and admit members. The right to become a member of the Association may be denied by the Board at its sole discretion.

     Section 4.03 ACCEPTANCE OF APPLICATION. The Board shall consider and act on applications for membership and shall accept or deny the same for reasons satisfactory to it. In accepting an application for membership, the Association confers a privilege, and in no event shall acceptance of an applicant as a Member be deemed to be a recognition of a right to membership.

     Section 4.04 MEMBERSHIP FEE. No membership fee will be charged, provided, however, that the Board, as a condition to acceptance of any application for membership, may require an applicant to invest such sum in the Membership Capital Fund of the Association as the Board shall prescribe.

     Section 4.05 CERTIFICATE OF MEMBERSHIP. The Board may adopt a form of Certificate of Membership, which form may be changed from time to time. A Member shall be entitled to have issued to it a Certificate of Membership in current form, if a form of Certificate of Membership is

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adopted, but until such Certificate is issued, a Member will be deemed to have waived its right thereto unless it shall request in writing the issuance of such a Certificate. Certificates of Membership shall be signed by such officer or officers as the Board may designate and, in the absence of any such designation, by the President and Vice President or the Secretary and an Assistant Secretary. No membership and no membership certificate shall be invalidated for any immaterial, typographical or minor omissions or irregularity in respect of the application, action thereon, or issuances of the Certificate.

     Section 4.06 MEMBERSHIP AGREEMENT. As a condition to membership in the Association, each Member shall make and execute a Membership Agreement between the Association and such Member, under which the Member shall agree to abide by the Bylaws, rules and regulations of the Association, and which agreement will contain such other provisions, including all matters elsewhere in these Bylaws specified, and shall be in such standard form as the Board shall determine or approve. The application for membership may be combined with and incorporated in the Membership Agreement and, in such case, acceptance of the application shall be deemed to constitute approval and execution of the Membership Agreement by the Association shall make the Membership Agreement immediately effective and binding on the applicant (Member) and the Association.

     Such Membership Agreement, with the Certificate of Membership, if a form thereof is adopted (regardless of actual issuance) shall be deemed to constitute and evidence, in addition to membership in the Association and the rights and obligations arising therefrom, a contract between the Association and the Member with respect to his patronage of the Association and such other matters as are provided for in Article XIII of these Bylaws, of which contract the Articles of Incorporation, Bylaws, rules and regulations of the Association are a part, and which contract is subject to modification from time to time on or with modification or amendment of said Articles of Incorporation,


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Bylaws, rules and regulations, and is also subject to termination, all in the manner and on the conditions and with the effect in these Bylaws provided.

          Section 4.07 PROXIES. Upon admission to membership each Member, by written instrument filed with the Association, shall designate and appoint one of its duly authorized corporate officers or directors to represent it as its proxy, and to exercise, in its name and on its behalf, all its right of voting and assenting. Such designation initially may be contained in the Membership Agreement executed by such Member, and any such designation, however made, shall be subject to change at any time by such Member filing with the Association appropriate written notification thereof or a new proxy. If any such Member shall fail to furnish any such written designation and appointment, then it shall be conclusively deemed to have designated and appointed its President to represent it and to exercise its right of voting and assenting.
Any such appointed, authorized proxy shall be eligible to hold office in the Association including but not limited to, that of a director of the Association.

          Section 4.08 TRANSFER OF MEMBERSHIP OR PROPERTY RIGHTS. Except as otherwise provided in these Bylaws, no Certificate of Membership, Membership Agreement, membership or membership rights can or shall be transferred or assigned, whether voluntarily, involuntarily or by operation of law, nor can or shall any property rights of a Member in the Association be assigned, transferred or alienated in any manner or by any means whatsoever, unless approved in writing by the Association pursuant to authorization by the Board. Any purported or attempted assignment, transfer or alienation of the Certificate of Membership, Membership Agreement, membership, membership rights or property rights of any Member, contrary to this Section, shall be wholly void and shall confer no rights on the purported assignee, transferee or claimant.

          Section 4.09 TERMINATION OF MEMBERSHIP. A membership in the Association shall terminate upon the happening of any of the following events or contingencies, but termination of

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membership shall not relieve the former Member of any membership obligation or other debt, liability or obligation to the Association theretofore incurred:

          (a) The loss by a Member of the qualifications necessary for admission to membership.

          (b) The resignation and withdrawal from membership of a Member with the consent of the Board, upon such terms and conditions as the Board may prescribe, including, without limitation, the payment of all debts, liabilities and obligations owing by the Member to the Association.

          (c) Termination of membership of any Member by either the Member or the Association on written notice given to the other as provided in the Membership Agreement between the Member and the Association.

          (d) The expulsion of the Member, effected in the manner herein provided. Any Member may, for failure to comply with the Bylaws, rules or regulations of the Association, or for breach of its Membership Agreement, be expelled from the Association by resolution adopted by the affirmative vote of four-fifths (4/5) of the directors after reasonable notice has been given and opportunity to be heard has been granted to the Member as determined by the Board. Such expulsion shall be effective immediately or at such time after the adoption of the resolution of expulsion as the Board may fix. On such expulsion becoming effective, the name of the Member so expelled shall be stricken from the membership rolls of the Association, and all rights of the expelled Member shall cease except the right to be paid any sums that may be or may become owing to such Member from the Association, which payment shall be due and made at the same time or times that payment would have been due and made had the membership continued. The expelled Member shall, however, bear its pro-rata share of any losses incurred by pools in which such expelled Member participated. In addition, such expelled Member shall remain obligated to deliver to the Association such expelled Member's pro-rata share of the requirements of contracts in effect on the effective date of expulsion, that the


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Association in its sole and absolute discretion determines cannot be filled by deliveries from existing Members. Notwithstanding the foregoing, the expelled Member's continuing obligation to deliver Product shall only continue for a twelve (12) month period from the date of expulsion.

     Section 4.10. RIGHTS ON TERMINATION OF MEMBERSHIP. In the event of the termination of a membership, regardless of how terminated, the Association shall not be or become liable for the payment of any amount whatsoever as or for the value of the property interest in the Association of the Member whose membership is terminated. Each Member is received into membership on the express agreement on the part of such Member, and on the condition that, the Association shall have no obligation for payment of the value of the property interest of such Member in the Association prior to dissolution of the Association, and that in the event of termination of membership, whether by expulsion or otherwise, such member shall not be entitled to be paid anything as or for the value of the property interest of such Member in this Association. The foregoing provisions are not for the purpose of penalizing any Member whose membership shall be forfeited or otherwise terminated, but rather because no membership shall have any real intrinsic value; it being intended that the Association shall conduct its business with moneys withheld from Members for the Membership Capital Fund repayable in accordance with the provisions hereof, regardless of termination of membership.

     Each member whose membership is terminated (including the successors and assigns of any such Member), nevertheless, shall be entitled to receive payment of any sums for products delivered by such Member to the association and shall be entitled to receive repayment of the contributions made by such Member to the Membership Capital Fund of the Association, in accordance with the provisions of these Bylaws, at the same time and in the same manner as the same would have been received had the membership of such Member not been terminated.

     Nothing contained in this Section shall be construed so as to affect the right of a Member, on dissolution of the Association, to receive such share of the net assets of the Association, after

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payment of all the debts and obligations of the Association, including all
Membership Capital Fund credits, as it shall be entitled to in accordance with the provisions of the Articles of Incorporation and these Bylaws.

     Section 4.11 CONSENT OF MEMBERS TO ACCEPTANCE OF NEW MEMBERS. The Association at all times since its incorporation has been and now is a federated Nonprofit Cooperative Association, its members consisting only of other Nonprofit Cooperative Associations. No person other than a Nonprofit Cooperative Association shall be admitted to membership in the Association. The consent of all existing members shall be required to the admission of a new member to the Association.

                                   ARTICLE V

                            VOTING RIGHTS OF MEMBERS

     Section 5.01 VOTING RIGHTS. The voting rights of each Member of the Association shall be equal; each member shall be entitled to one (1) vote. Cumulative voting is expressly prohibited.

     Section 5.02 VOTING BY PROXY. Every Member of the Association entitled to vote or execute consents or assents shall do so by written proxy executed by the Member and filed with the Secretary of the Association, as provided in Section
4.07 of these Bylaws.

     Section 5.03 ACTION WITHOUT MEETING. Any action which at law may be taken at a meeting of the Members, may be taken without a meeting if authorized by a written consent signed by all of the Members who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Association.

                                   ARTICLE VI

                               MEETING OF MEMBERS

     Section 6.01 ANNUAL MEETING. There shall be one regular meeting of the Members of the Association, annually, which shall be held at the principal office of the Association, or at such other

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place or places within or without the State of California as may from time to time be designated by the Board unless otherwise designated by the Board.

     Section 6.02 SPECIAL MEETINGS. Special meetings of the Members of the Association, for any purpose whatsoever, shall be called by the Secretary of the Association on request of the President of the Association, one-third (1/3) of the members of the Board, or Members holding not less than one-tenth (1/10) of the voting power of the Association. Each such request shall be in writing, shall be filed with the Secretary of the Association and shall state the time, place and purpose of such meeting.

     Section 6.03 NOTICE OF MEETINGS. Written notice of every annual or special meeting of Members shall be given by the Secretary of the Association to each Member, not more than sixty (60) and not less than ten (10) days before the meeting, either by delivering such notice personally to such member or by mailing such notice by ordinary mail, postage prepaid, to such Member at his last known post office address appearing on the records of the Association. Where no address appears on the records of the Association for a Member entitled to notice, such notice shall be posted at the principal executive office of the Association or published at least once in a newspaper of general circulation in the county in which the principal executive office is located. One method of service may be used as to some Members and another method as to other Members.

     Section 6.04 CONTENTS OF NOTICE. The notice of each meeting of Members shall specify the place, the day and the hour of such meeting. The general nature of the business to be transacted at each special meeting, as specified in the call, shall be stated in the notice of such meeting. The nature of the business to be transacted at any annual meeting need not be stated in the notice thereof; provided, however, that notice shall be given of a proposal to amend the Articles of Incorporation or these Bylaws or if action is to be taken on any of the following at any meeting, whether annual or special:

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     (a)  A transaction in which a director has a financial interest, within the meaning of Section 310 of the California Corporations Code;

     (b) An amendment of the Articles of Incorporation under Section 902 of that Code;

     (c)  A reorganization under Section 1201 of that Code;

     (d)  A voluntary dissolution under that Code; or

     (e) A distribution in dissolution that requires approval of the Members under Section 2007 of that Code.

     Section 6.05 MEMBERS ENTITLED TO NOTICE. All notices of any meeting of Members shall be mailed on the same day and at the same time. Where notice of any meeting of Members is to be mailed, notice shall be given only to those who appear as Members on the records of the Association at 5:00 o'clock p.m., local time, at the principal office of the Association, on the day immediately preceding the day of mailing; provided, however, that the record date and time for the determination of Members entitled to vote at any such meeting shall be the date and hour such meeting is convened. Subject to the provisions of
Section 6.03, the Board may fix the date on which notices of any meeting shall be mailed.

     Section 6.06 QUORUM. Members present by valid proxies at any meeting of Members and representing a majority of the voting power of the Association shall, except as otherwise provided by law, constitute a quorum for the transaction of all business that may legally come before such meeting.

     Section 6.07 ADJOURNED MEETINGS. If a quorum, as above described, shall not be present at any meeting of the Members, those Members present by proxy shall have the power to adjourn the meeting from time to time until the requisite number of Members to constitute a quorum shall be so present, and when any meeting is adjourned for less than thirty (30) days, it shall not be

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necessary to give any notice of the time, place or purpose of the adjourned meeting, other than by oral announcement at the meeting at which the adjournment is taken. At any such adjourned meeting at which the requisite number of Members shall be present to constitute a quorum, subject to the necessity for a notice in case the adjournment shall be for thirty (30) days or more, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 6.08 BUSINESS TO BE TRANSACTED. At the annual meeting of Members, reports of the affairs of the Association shall be considered, and any other business may be transacted which is within the power of the Members or with respect to which the Members are permitted to act, including, subject to the provisions for notice contained in Section 6.04 of these Bylaws, the amendment, repeal and adoption of Bylaws and the approval and ratification of amendments to the Articles of Incorporation. At a special meeting of Members, any business may be transacted of the general nature specified in the notice of such meeting, but no other.

     Section 6.09 PRESIDING OFFICERS. The President and Secretary of the Association shall act as Chairman and Secretary, respectively, of each meeting of Members unless at the meeting other persons are designated to act in such capacities.

     Section 6.10 MANNER OF VOTING. At meetings of Members, all questions, except as otherwise expressly provided by statute or by these Bylaws, shall be determined by a majority of the votes represented at the meeting, and all voting shall be by voice vote unless otherwise ordered by the Chairman if he shall be in doubt as to the result, or unless Members representing a majority of the voting power present at any meeting by valid proxy shall demand a vote by written ballot, which demand shall be made before the voting begins.

     Section 6.11 CONSENT OF ABSENTEES. The transactions of any meeting of Members, however called or noticed, shall be as valid as though a meeting had been duly held after regular call


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and notice if a quorum be present and if, before or after the meeting, each of the Members entitled to vote, not present by their designated proxies, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

     Section 7.01 POWERS. Except as otherwise provided by law, the Articles of Incorporation of this Association or these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and property of the Association shall be controlled by, the Board of Directors of the Association.

     Section 7.02 NUMBER AND QUALIFICATION. The authorized number of directors comprising the Board shall be seven (7), until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted amending this Section 7.02.

     Except as hereinafter expressly provided, a director of the Association shall be a person who is duly authorized in writing by a Member. Notwithstanding anything to the contrary contained in these Bylaws, each Member shall be entitled to designate two (2) of the authorized number of directors of the Association and to remove any of the directors who it has so designated, and each Member shall vote in a manner consistent with the foregoing in any election of directors or vote in respect of the removal of any directors.

     One (1) director shall be elected by the vote of those directors elected by the Members (hereinafter sometimes referred to as the "Independent Director." Notwithstanding anything to the contrary contained in these Bylaws such director shall not be a producer or director or officer of any Member of the Association nor shall such director have a direct or indirect financial interest in any Member of the Association. The director thus chosen shall vote in a manner consistent with the


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provisions of this Section 7.02 in any election of directors or vote in respect of the removal of any directors.

          Section 7.03 Organizational Meeting. A meeting of the Board, to be known as the "organizational meeting" shall be held immediately following adjournment of the annual meeting of Members for the purpose of organizing, electing and appointing officers of this Association. Any other business may also be transacted at such meeting. No notice of such organizational meeting need be given. If not held at the time appointed, or if the organizing, electing, or appointing officers of this Association be not effected or completed at such meeting, the business of organizing, electing and appointing officers of this Association shall be transacted or completed at the first regular or special meeting of the Board thereafter held, regardless of when held.

          Section 7.04 Regular Meetings. Regular meetings of the Board of Directors shall be held, without call, monthly or at such other intervals and at such time and at any place within or without the State of California, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Association. It shall not be necessary to give notice of regular meetings of the Board nor the business to be transacted thereat; provided, however, if the time or place for holding regular Board meetings be changed, written notice of that fact shall be given to those directors who were absent at the time of the adoption of the resolution effecting such change. In the event that any day fixed or appointed for a regular meeting of the Board falls on a legal holiday, such meeting shall be held at the same hour on the next succeeding business day without other or further notice. Notice of the time and place of holding an adjourned meeting of a regular meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

          Section 7.05 Special Meetings. A special meeting of the Board shall be called by the Secretary of the Association on request of the President of the Board (if there shall be such officer),

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the Chief Executive Officer, any Vice President or any two (2) directors of the
Association. Such requests shall be in writing, shall be filed with the Secretary of the Association, and shall state the time, place and purpose of such meeting. Special meetings of the Board may be held either at a place theretofore designated by resolution of the Board as such place of meeting, or a the principal office of the Association.

          Section 7.06 Notice of Special Meeting. Written notice of each special meeting of the Board, specifying the time, place and purpose of such meeting, shall be given by the Secretary of the Association to each director at least forty-eight (48) hours prior to the time of such meeting. Such notice shall be deemed duly given when personally delivered to any director, or when deposited in the United States mail or in the office of the telegraph company, postage or charges fully prepaid, addressed to a director at his address shown on the records of the Association, or by telephone so long as the notice is given to the director personally; but in any case if such notice is given not less than seventy-two (72) hours before the meeting, it shall be given by telephone to the members' home or office regardless of any other method used. If the address of a director is not shown on the records of the Association and it is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Notice of the time and place of holding an adjourned meeting of a regular or special meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

          Section 7.07 Quorum. Four-fifths (4/5) of the directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Notwithstanding anything to the contrary contained in these Bylaws, for purposes of a quorum, at least one (1) representative from each of the Members must be present.

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     Section 7.08 ADJOURNMENT. If a quorum shall not be present at the time set for holding any meeting of the Board, the directors present shall have the power to adjourn the meeting from time to time, without notice other than oral announcement at the meeting, until a quorum shall be present. At any such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally noticed.

     Section 7.09 VOTE REQUIRED. Every act or decision done or made by the affirmative vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be the act or decision of the Board of Directors, unless the law, the Articles of Incorporation or the Bylaws require a greater number and provided that the following matters shall require for approval the affirmative vote of four-fifths (4/5) of the Board of Directors;

          (a) Modification of any Membership and Supply and Marketing Agreement;

          (b) Execution of any Marketing Agreement or modification of an existing Marketing Agreement;

          (c) Admission of a new Member;

          (d) Expulsion of a Member;

          (e) Distribution of retains capital contributions, or any other payment to a Member;

          (f) Member assessments;

          (g) Member withholdings;

          (h) Annual Capital Expenditure Budget;

          (i) A sale, exchange, refinance, pledge or encumbrance of all, or substantially all, of the Association's property.




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     Notwithstanding anything to the contrary contained in these Bylaws, except with regard to expulsion of Members, the affirmative vote of at least one (1) representative of each of the Members shall be required to approve each act or decision of the Board of Directors.

     Section 7.10 BUSINESS TO BE TRANSACTED. Any and all business presented may be transacted at any regular meeting of the Board or at any adjournment thereof. Only such business may be transacted at a special meeting of the Board as is specified in the notice thereof, provided that the transactions of any meeting of the Board, however called or noticed, or wherever held, shall be as valid as though a meeting had been held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 7.11 COMPENSATION OF DIRECTORS. With the exception of the Independent Director, directors shall receive compensation for their services at the rate of One Hundred Twenty-Five Dollars ($125) per meeting or as may be otherwise determined from time to time by resolution of the Board provided that directors who are employees of a Member shall not be entitled to compensation. The Independent Director shall receive compensation for his services as director at the rate of Five Hundred Dollars ($500) per meeting or as may be otherwise determined from time to time by the resolution of the Board. Any director also may serve the corporation as an officer, agent, employee or otherwise, and may receive compensation for services furnished in any such capacity.

     Section 7.12 ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted by law to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed




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under any provision of law which relates to action so taken, shall state that the action was taken by unanimous written consent of the directors without a meeting and that these Bylaws authorize the directors to so act, and such statement shall be prima facie evidence of such authority:

     Section 7.13 FRACTIONAL VOTES. Whenever these Bylaws call for the affirmative vote of a fraction of the Board of Directors (e.g. 4/5's) or a number of directors to constitute a quorum, and a resulting product is a fraction, such product shall be rounded up to the next whole number. For example, if a quorum is 4/5 of the Board, the number of directors required for a quorum would be six (6) computed as follows: 4/5 x 7 = 5.6, rounded up to 6.

                                  ARTICLE VIII
                             ELECTION OF DIRECTORS

     Section 8.01 TERM. The Directors shall be elected annually, as provided in this Article VIII and subject to Section 7.02, and shall hold office until the next annual meeting of the Association and until their successors have been elected and shall have qualified for such offices.

     Section 8.02 CUMULATIVE VOTING. Cumulative voting shall not be permitted.

     Section 8.03 VOTING BY VOICE AND BALLOT. Elections for directors need not be by ballot unless a Member demands election by ballot at the election and before the voting begins.

     Section 8.04 REMOVAL OF DIRECTORS WITHOUT CAUSE. Subject to provisions of
Section 7.02, the entire Board of Directors or any individual director may be removed from office by the affirmative vote of a majority of the Members entitled to vote at an election of directors. Subject to Section 7.02, if any or all directors are so removed, new directors may be elected at the same meeting.


     Section 8.05 VACANCIES. Vacancies on the Board shall exist in the case of the happening of any of the following events:

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     (a) The death, resignation or removal of any director;

     (b) The authorized number of directors is increased;

     (c) At any annual meeting, the Members of the Association fail to elect the full, authorized number of directors to be voted for at that meeting;

     (d) The failure of any director to accept office within thirty (30) days after his election;

     (e) The adjudication of the incompetence of any director by any court of competent jurisdiction, or his final conviction of a felony.

     Section 8.06 FILLING VACANCIES ON BOARD. Subject to Section 7.02, the Members may elect a director at any time to fill any vacancy. If the vacancy to be filled is a directorship previously held by a person designated by one of the Members of the Association pursuant to Section 7.02, then the election of a director to fill that vacancy shall be made by the same Member of the Association as was represented by the director being replaced. If the Board of Directors accepts the resignation of the director tendered to take effect at a future time, the Members, subject to Section 7.02, may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

                                   ARTICLE IX
                                   COMMITTEES

     Section 9.01 APPOINTMENT. The Board, from time to time, may appoint or authorize the appointment of such special or standing committees, including an Executive Committee, as, in its judgment, it may deem expedient, and may refer to such committee or committees such functions, either with or without power to act and subject to such other limitations as the Board may determine.

                                   ARTICLE X

                                    OFFICERS

     Section 10.01 OFFICERS. The officers of the Association shall be a President, a Vice President, a Secretary, a Treasurer, and a Chief Executive Officer. The Association may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Secretaries or Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 10.03 of this Article. One person may hold two or more offices, except that the offices of Chief Executive Officer and Secretary and Treasurer or President and Secretary and Treasurer, shall not be held by the same person. The President, Vice President, Secretary, and Treasurer shall be members of the Board.

     Section 10.02 ELECTION. The officers of the Association, except such officers as may be appointed in accordance with the provisions of Section 10.03 or Section 10.05 of this Article, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 10.03 SUBORDINATE OFFICERS. The Board may appoint, and may empower the President to appoint, such other officers as the business of the Association may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

     Section 10.04 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board, by any officer upon whom such power or removal may be conferred by the Board, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

     Any officer may resign at any time by giving written notice thereof to the Board, the President, Secretary or the Treasurer of the Association. Any such resignation shall take effect at the date of the receipt of such notice unless a later time is specified therein; and, unless otherwise specified therein, the receipt of such resignation shall not be necessary to make it effective.

     Section 10.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 10.06 PRESIDENT. The President shall, if present, preside at all meetings of the Board and the Members. Acting in such capacity shall not prevent the President from voting either at a Member's meeting or as a director at any meeting of the Board. The President shall also sign as President all documents as authorized by the Board. He shall also exercise and perform such other powers and duties as maybe from time to time assigned to him by the Board or prescribed by the Bylaws.

     Section 10.07 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Association shall, subject to the control of the Board, have general supervision, direction and control of all of the business and affairs of the Association. He shall be an ex-officio member of all standing committees. He may sign, with the Secretary or Treasurer or any other proper officer of the Association thereunto authorized by the Board, Certificates of Membership, Membership Agreements, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Association, or shall be required by law to be otherwise signed or executed; and, in general shall have the powers and perform all duties usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the

Board from time to time or by the Bylaws. All references in the California Corporations Code to "President" shall be deemed to refer to the Chief Executive Officer herein.

     Section 10.08 VICE PRESIDENTS. In the absence of the President, or in the event of his death, disability or inability or refusal to act, the Vice President, or in the event that there be more than one Vice President, the Vice Presidents, in order of their rank fixed by the Board at the time of their election, or if not so ranked, the Vice President designated by the Board, shall perform all of the duties of the President, and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board or by the Bylaws.

     Section 10.09 SECRETARY. The Secretary shall keep or cause to be kept, at the principal office or at such other place as the Board may order, a Book of Minutes of all meetings of members, Directors, Executive Committee, if there be such committee, other standing committees and special meetings with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at such meetings, and the proceedings thereof.

     The Secretary shall see to it that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. He shall be the custodian of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all documents, the execution of which, on behalf of the Association under its seal, is duly authorized. He shall keep at the principal office a record, in appropriate form, showing the names and addresses of all Members of the Association, the effective dates of membership and the dates of termination of membership of former Members, and shall sign with the President, Chief Executive Officer or a Vice President,

Certificates of Membership and Membership Agreements, the issuance or execution of which shall have been authorized by resolution of the Board.

     Section 10.10 TREASURER. The Treasurer shall keep, maintain, or cause to be kept and maintained, adequate and proper financial records reflecting the operation of the Association, and shall prepare, or cause to be prepared, periodic financial statements and such other statements as the Board may prescribe. He shall render or cause to be rendered to the President, Chief Executive Officer and the directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the Association, and in general shall have all powers and perform all duties incident to the office of the Treasurer and such other duties as from time to time may be prescribed by the Board or the Bylaws.

     Section 10.11 ASSISTANT SECRETARY/TREASURERS. The Assistant
Secretary/Treasurers, Assistant Secretary or Assistant Treasurer in general, shall perform such duties as shall be assigned to them by the Board.

                                   ARTICLE XI

                   CONTRACTS, LOANS, DEBTS, CHECKS, DEPOSITS

     Section 11.01 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract, or execute any instrument, in the name of and on behalf of the Association, and such authority may be general or confined to specific instances.

     Section 11.02 LOANS. No loans shall be contracted on behalf of the Association and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

     Section 11.03 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Association shall be signed by such officer or officers, agent or agents, of the Association and in such manner as shall from time to time be determined by the Board.

     Section 11.04 DEPOSITS. All funds of the Association not otherwise employed shall be deposited from time to time to the credit of the Association in such banks or other depositories as the Board may select.

     Section 11.05 GUARANTEED OBLIGATIONS. The Association may guarantee the obligations of others, including obligations of its Members, but only to the extent and subject to such terms and conditions as may be authorized by the Board. Such authority may be general or confined to specific instances.

     Section 11.06 TRADE ACCEPTANCES. The Association from time to time may issue its trade acceptances to its patrons as evidence of its obligation to make payment for commodities received from patrons, the terms of which trade acceptances shall be fixed by the Board.

     Section 11.07 AUTHORIZED AGREEMENTS. The Association may make and perform any lawful agreement with any Nonprofit Cooperative Association or other corporation, whether organized and existing under the laws of the State of California or any other state, or with any other person, including joint venture and partnership agreements, for the cooperative and more economical carrying on of the business of the Association, including any agreements which may require the investment by this Association in the capital of such other Nonprofit Cooperative association or other corporations or person, or which may provide for or require that this Association lend money or guarantee the obligations of others.

     Section 11.08 INVESTMENTS AND PAYMENTS. Any investment or payment, including loans, which the Association may make by reason of or in connection with any agreement made as provided in Section 11.07, may be treated, considered, charged and reflected on the books and records of this Association:

     (a) As an expense of operations of this Association, to be treated, charged and entered as an operating expense item, and when and if repaid to this Association, to be considered as part of its gross receipts and applied to the reduction of operating expense; or

     (b) As an asset of the Association, and in the event that the Association should sustain any loss in respect to its investment therein, such loss to be taken into account and charged on the books and records of the Association in the manner elsewhere provided in these Bylaws for the treatment of capital losses.

                                  ARTICLE XII

                                    CAPITAL

     Section 12.01 METHOD OF FINANCING. In order to further the cooperative character of the Association, to provide means whereby its current and active members will contribute to the proper financing thereof, and to provide a method by which all members will have returned to them amounts which they have contributed to such financing, the Association is authorized to utilize the methods of capitalization described in this Article XII.

     Section 12.02 REVOLVING CAPITAL FUND.

     (a) WITHHOLDINGS. The Association may withhold from proceeds of sales of milk, milk products, or other agricultural products such amounts as the Board of Directors shall, from time to time, determine and shall enter such withholdings on the books of the Association to the credit of the Members, respectively, entitled thereto, to be known as the "Revolving Capital Fund." Funds arising from such withholdings shall be used for creating a revolving fund for the purpose of building up an amount of capital as may be deemed necessary by the Board of Directors, from time to time, and for revolving such capital. The fund derived from such source shall, when, in the opinion of the Board of Directors, such fund or any portion thereof is not necessary for the proper financing of the operations of the Association, be devoted to the refunding of the oldest outstanding credits as hereinafter provided.

     (b) REPAYMENT. Such credits shall be classified in annual series, each credit in each series being identified by the year in respect to which it is credited; and each series shall be retired fully or on a prorata basis, only at the discretion of the Board of Directors of the Association, in the order of entry by years as funds are available for that purpose.

     Section 12.03 FIXED CAPITAL FUND

     (a) ESTABLISHMENT. The Board of Directors may, from time to time, establish requirements for capital contributions from Members, which shall be identified as the "Fixed Capital Fund," and determine the appropriate proportionate share of the Fixed Capital Fund to be contributed by each Member. In any such determination, Members shall be treated on an equal basis, with each Member's share being proportionate to his use of services and facilities provided by the Association. At the discretion of the Board of Directors, the Fixed Capital Fund may initially consist of the amount of any Revolving Capital Fund outstanding upon creation of the Fixed Capital Fund. Each member, as of such date, shall be vested with Fixed Capital Fund credits of a monetary value equal to his credit in any such fund.

     (b) RECALCULATION. As soon after the close of each fiscal year as the Board of Directors deems advisable, a recalculation shall be made of the proportionate share of the Fixed Capital Fund required to be contributed by each Member and written notification shall be given to each member of any changes in his capital requirements as a result of such recalculation.

     (c) ASSESSMENTS. Any additional capital contributions required to be made by Members shall be met by assessments on such member or withholdings from amounts otherwise owing to such Members by the Association. The method, amount, manner and time of assessment or withholding shall be fixed and determined from time to time by the Board of Directors. Each Member shall pay to the Association when due the amount of any assessments or withholdings hereunder.

     (d) REDEMPTION. In the event the annual recalculation shows that a Member has contributed more than his equitable share to the Fixed Capital Fund, any excess shall be redeemed to such Member. The method, amount, manner and time of redemption shall be fixed and determined, from time to time, by the Board of Directors.

     Section 12.04 NO INTEREST ON CREDITS. None of the Revolving Capital Fund credits or Fixed Capital Fund credits created under this Article XII shall bear interest.

     Section 12.05 TRANSFER. No assignment or transfer of Revolving Capital Fund credits or Fixed Capital Fund credits, whether voluntary, by operation of law or otherwise, shall entitle the assignee or transferee to receive any moneys from the Association unless the Association has consented in writing thereto.

     Section 12.06 USE OF REVOLVING CAPITAL FUND AND FIXED CAPITAL FUND. Moneys contributed to any Revolving Capital Fund or to the Fixed Capital Fund by withholdings or otherwise shall constitute and represent invested capital and may be used by the Association for the payment of debts, liabilities, or losses, the acquisition of capital assets, to provide operating capital, or for the accomplishment of any legitimate objectives or purposes of the Association, without limitation, and without liability for replenishment by reason of any use thereof so made. Nothing herein contained shall be deemed to require that any specific moneys or funds be segregated or set apart or held for the Revolving Capital Fund or Fixed Capital Fund, nor shall the Revolving Capital Fund or the Fixed Capital Fund be deemed a trust fund held for the owners of Revolving Capital Funds or Fixed Capital Fund credits.

     Section 12.07 LOSSES. In the event of a loss to the Association from any cause whatever, the Board of Directors may, in its sole discretion charge all or any part of said loss to any one or more of the following:

     (a) Corporate operating expenses for the fiscal year or years in which such loss was incurred or to operating expenses for future fiscal years;

     (b) Revolving Capital Fund and/or Fixed Capital Fund credits for the fiscal year or years in which such loss was incurred, or to which it is attributable;

     (c) All Revolving Capital Fund and/or Fixed Capital Fund credits for all years; and/or

     (d) In such other manner as will be advantageous to the Association, fair and equitable to its Members and consistent with Section 4.09(d).

     Section 12.08 INCOME TAXES - MEMBERS. Each Member who hereafter applies for and is accepted to membership in this Association and each Member of this Association on the effective date of this bylaw who continues as a Member after such date shall, by such act alone, consent and agree (1) that the amount of any distributions with respect to its patronage of this Association by the marketing of its products through this Association which are made in qualified written notices of allocation (as defined in 26 U.S.C. 1388(d) and which are received by it from this Association will be taken into account by it at their stated dollar amounts in the manner provided in 26 U.S.C. 1385(a) in the taxable year in which such qualified written notices of allocation are received by it, and (ii) to treat the stated dollar amount of all qualified per-unit retain certificates as defined in 26 U.S.C. 1388(h) received by it in connection with products marketed through this Association as representing cash distributions it has constructively received and which it has reinvested in this Association; subject, however, to any right of each association which is a Member of this association, in turn, to make similar distributions to its members and to issue to its members appropriate notifications thereof in pursuance of agreements with such members, or in accordance with individual consents or appropriate Bylaw provisions.

     The Board of Directors, at its discretion, may also issue non-qualified written notices of allocation as defined in IRC Section 1388(d), and/or nonqualified per-unit retain certificates as defined in IRC Section 1388(i) in lieu of qualified written notices and retains referred to above.

     The Board of Directors may also require, pursuant to written agreement, that non-member patrons include the face value of qualified per-unit capital retain certificates in their income in the year received.

     Section 12.09 CONCLUSIVE DETERMINATION. All matters pertinent to the capital of the Association, as and when made by, or under the authorization of the Board, shall be final and conclusive upon all holders of any interest in such capital and shall finally fix and determine their respective rights and interests therein pursuant to the provisions of these Bylaws, the intent hereby being to vest full, complete and absolute discretionary power and authority in the Board for all such purposes in the expectation that it will be exercised in such manner as will tend to promote the best interests of the Association and all its Members.

     Section 12.10 COMPROMISING AND DISCOUNTING CREDITS. Notwithstanding anything to the contrary contained in these Bylaws, the Board shall have the power from time to time, or at any time, to pay off or obtain a release or satisfaction of one or more credits in the Membership Capital Fund, in any case as follows: (1) to compromise or settle a dispute in respect of the credit or a dispute with the holder thereof; or (2) to obtain for the Association a discount for prior payment that the Board deems substantial.

                                  ARTICLE XIII

                             PAYMENT AND SETTLEMENT

          Section 13.01 TRANSACTIONS SUBJECT TO BYLAWS. Each patronage transaction between this Association and each Member shall be subject to and shall include as a part of its terms each provision of these Bylaws, whether or not it be expressly referred to in said transaction or the Membership Agreement in pursuance of which the transaction is consummated; and no Member shall have any authority to transact any business with this Association or any other person on any terms inconsistent with these Bylaws.

          Section 13.02 ADVANCES. The Association may advance to its Members, on account of Products delivered to it for marketing, such amounts, from time to time, computed on a per-unit of commodity or percentage of value basis, as it may deem advisable, subject to final computation and adjustment as at the end of each fiscal year of the Association in order that each Member shall ultimately receive its proportionate or allocable part of the net operating proceeds of the Association. The Board may delegate to the President or other designated officer of the Association the authority to fix and determine the amounts of such advances, from time to time, as he may deem proper, based upon market conditions.

          Section 13.03 MARGINS AND DEDUCTIONS. Upon selling or otherwise delivering any agricultural product to this Association or contracting to do so, each Member, with or without then executing any contract or doing any other act, thereby:

          (a) shall, as further consideration due it from this Association on account of such transaction, become entitled to receive from the Association such proportion of the Members' Net Margins received by this Association as such patronage bears to the aggregate patronage of all Members, all as more particularly hereinafter defined and provided; and

     (b) shall, in consideration of similar agreements by others in the same fiscal year, promise and agree to invest in the membership capital of this Association such amount as the Board may fix and determine in accordance with the provisions of Article XII of these Bylaws.

     Section 13.04 COMPUTATION OF MEMBERS' NET MARGINS. The Members' Net Margins, calculated upon the basis of each fiscal year of the Association, shall be computed as follows:

     (a) GROSS RECEIPTS. All proceeds of all sales of products marketed for Members, plus all patronage income received from other sources, shall be deemed to be the "Gross Receipts."

     (b) EXPENDITURES. The Association shall deduct from such Gross Receipts the sum of the following items:

          (1) All expense and loss incurred in its processing, marketing and other business operations, including, without limitation, all direct and indirect expense, administrative expense, interest charges, depreciation and incidental items;

          (2) All advances made as provided in Section 13.02 of this Article;

          (3) Such capital, valuation, expense or other reserves as the Board may deem necessary or advisable to cover future trade losses and contingencies, or to conduct, carry on or extend the business of the Association; and

          (4) Any special charges or deductions authorized by the Board for any proper purpose incidental to the marketing or other operations of the Association.

     (c) MEMBERS' NET MARGINS. The balance of said Gross Receipts which remains after the foregoing expenditures shall be deemed to be the "Members' Net Margins."

     Any charges for capital or other reserves, expense or other purpose made pursuant to the foregoing provisions shall be equitably and fairly prorated among Members in accordance with the classification, value or quantity of products marketed or services rendered, as finally determined, allocated and apportioned by or under authorization of, the Board. The amount of any reserves retained by the Association pursuant to the foregoing provisions shall be appropriately evidenced on the books and records of the Association, and when no longer required, shall be ultimately distributed to the persons entitled thereto. The determinations of the Board with respect to any such charge, deduction, retention, apportionment, use or distribution of any such reserve shall be within its discretionary power, and in the absence of abuse of the discretionary power vested in the Board, shall be final and conclusive as to the obligation and interest of each Member.

     Any charges or credits which are of such kind or character that they cannot fairly be allocated and charged or credited to a particular product or Member, shall be regarded as general items and shall be charged or credited and allocated on such per-unit of commodity or percentage of value basis as the Association may deem to be fair and reasonable.

     All distribution of Members' Net Margins by the Association to Members shall be from only those earnings or margins derived from patronage business reported by the Association in financial statements prepared in accordance with generally accepted accounting principles.

     Section 13.05 PAYMENT OF MEMBERS' NET MARGINS. All of the Members' Net Margins shall belong to the respective Members of the Association and subject to Article XII hereof, shall be paid and distributed to them in cash and/or written notices of allocation at the close of each fiscal year, or by such installments during the subsequent fiscal year, as the Board shall determine. In any event all such distributions shall be made within 8 1/2 months after the close of the fiscal year. The Members' respective shares of the Members' Net Margins shall be computed upon the basis of their respective patronage of, and the net margins resulting from the operations of, the various pools or departments of the Association and shall be in proportion to the quantity or value of the products delivered by such Members.

     Section 13.06 NON-MEMBERS. The Association may transact business with, or render service to, non-members to the extent authorized by law.

     Section 13.07 LIEN. The Association shall have a first lien on the interest of each Member in the Members' Net Margins for all indebtedness of such Member to this Association.

                                  ARTICLE XIV

                                    POOLING

     Section 14.01 POOLING. The Board shall have and exercise the full and absolute discretionary right, power and authority to adopt and establish, or provide for the adoption and establishment of, fair and equitable rules and regulations for the grading, standardization and pooling of any or all products to be handled and marketed by the Association, for the determination of the basis and upon which expense shall be apportioned and payment made for the pooled products, for the determination by inspection or otherwise of the particular pool to which the various products are to be assigned, and the basis of and time when pool settlements shall be made, and any and all other matters related to pooling. In the exercise of such discretionary power, the Board may provide for specific deductions or premiums in making payment for pooled products when conditions are such as to fairly justify such deductions or premiums.

     Section 14.02 CONSIGNMENT. Any products furnished by Members to the Association which are not included in any pool, or any such products which are of a kind or character pooled but which fail to meet pool standards or grades, may be accepted by the Association according to the conditions under which such products are accepted by the Association.

                                   ARTICLE XV

                                 MISCELLANEOUS

     Section 15.01 REPORT TO MEMBERS. An annual report of the business and affairs of the Association shall be sent to all Members not later than one hundred twenty (120) days after the close of the Association's fiscal year. The Board may cause to be sent to the Members such other periodic reports in such form as may be deemed appropriate by the Board.

     Section 15.02 INSPECTION OF CORPORATE RECORDS. The books of account and minutes of proceedings of the Members, Directors, Executive Committee, other standing committees and special committees shall be open to inspection upon the written demand of any Member at any reasonable time, for a purpose reasonably related to its interests as a Member, and shall be exhibited at any time when required by the demand at any Members' meeting of ten (10%) percent of the Members present or represented at the meeting.

     Demand of inspection other than at a Members' meeting shall be made in writing upon the President or Secretary of the Association.

     Section 15.03 INSPECTION OF BYLAWS. The Association shall keep in its principal office for the inspection of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Members at all reasonable times during office hours.

     Section 15.04 LIEN AND RIGHT OF OFFSET. The Association shall have a prior lien against any net proceeds or credits standing on the books of the Association in favor of any person, with the right to offset any indebtedness to the Association by such person against such proceeds or credits at any time. Such right of offset shall not be barred by the running of any statute of limitations against the indebtedness to be offset. Such right of the Association may be subordinated by appropriate written instrument when authorized by the Board of Directors.

     Section 15.05 INFORMATION. Each Member agrees to supply to the Association upon its demand any information, written or otherwise, necessary to determine the rights or obligations of the Member or the Association under these Bylaws.

     Section 15.06  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     (a) Each director and officer of the Association shall be indemnified by the Association to the fullest extent permissible under California law against all costs, expenses and liabilities, including, without limitation, judgments, fines and settlements, reasonably incurred by him or her in connection with or resulting from any threatened, pending or completed action, suit or proceeding to which such director or officer may be made a party by reason of being or having been a director or officer of the Association. The foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled as a matter of law.

     (b) Subject to the then conditions and qualifications set forth in the California Corporations Code, expenses incurred by any person in defending any action, suit or proceeding referred to above, shall, upon written request by such person, be advanced by the Association prior to the final disposition of such proceeding upon receipt of a written promise by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein. Such written undertaking shall be accomplished by such collateral to secure repayment as the Board of Directors, in the exercise of its discretion, determines should be required under the circumstances of the case.


                                  ARTICLE XVI

                                  DISSOLUTION

     Section 16.01 DISSOLUTION. In the event of the dissolution of the Association, all debts and liabilities of the Association shall first be paid according to their respective priorities. The holders of credits of the Membership Capital Fund shall then be paid the amounts of their credits in said fund according to any priorities or preferences applicable to any classifications or accounts comprising the membership capital. Any remainder of such property shall be distributed in accordance with the provisions of the Articles of Incorporation. In case there should be insufficient funds or other property to enable the Association to pay in full all its debts and liabilities, or if its debts and liabilities are fully paid but it should be unable to pay in full all net credits in the membership capital, then, as to any such classification, payments shall be made proportionately. Withdrawal of a Member shall not cause a dissolution of the Association; provided, however, that the Association shall dissolve in the event that only two Members remain and one of the two remaining Members withdraws.


                                  ARTICLE XVII

                                   AMENDMENTS

     Section 17.01 POWER OF MEMBERS. Except as otherwise provided by law or by the Articles of Incorporation, or these Bylaws, new Bylaws may be adopted or the Articles of Incorporation or these Bylaws may be amended or repealed only by the unanimous vote or the unanimous written consent of Members.